SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only as permitted by
     Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12


                        THE REYNOLDS AND REYNOLDS COMPANY
                   ------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         --------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

              (1) Title of each class of securities to which transaction applies:

                  ----------------------------------------------------------
              (2) Aggregate number of securities to which transaction
                  applies:

                  ----------------------------------------------------------
              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  ----------------------------------------------------------
              (4) Proposed maximum aggregate value of transaction:

                  ----------------------------------------------------------
              (5) Total fee paid:

                  ----------------------------------------------------------

[ ] Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1) Amount Previously Paid:

                  ----------------------------------------------------------
              (2) Form, Schedule or Registration Statement No.:

                  ----------------------------------------------------------
              (3) Filing Party:

                  ----------------------------------------------------------
              (4) Date Filed:

                  ----------------------------------------------------------

[REYNOLDS & REYNOLDS LOGO]                                            [UCS LOGO]


                                      NEWS
--------------------------------------------------------------------------------



    REYNOLDS AND UNIVERSAL COMPUTER SYSTEMS TO MERGE IN ALL-CASH TRANSACTION
                             VALUED AT $2.8 BILLION

     COMBINED ORGANIZATION TO OPERATE UNDER THE REYNOLDS AND REYNOLDS BRAND


DAYTON, OHIO, AND HOUSTON, AUGUST 8, 2006 -The Reynolds and Reynolds Company (NYSE:REY) and Universal Computer Systems, Inc., today announced a definitive agreement to merge their two organizations to create the world's pre-eminent dealer services company.

Under the terms of the agreement, holders of Reynolds' common stock will receive $40 per share in cash. The transaction is valued at $2.8 billion, including the assumption of Reynolds' debt.

The transaction is subject to approval by Reynolds shareholders and regulatory clearances. Reynolds' board members Richard H. Grant III and Fin O'Neill, president and CEO, have agreed to vote their shares in favor of the transaction.

The combined company will continue to be named The Reynolds and Reynolds Company, with the products and services of both Reynolds and UCS marketed under the Reynolds brand. The UCS brand will be discontinued. Reynolds will continue to have headquarters and principal operations in Dayton, Ohio.

"Today is a great day for Reynolds," said O'Neill. "We're creating the world's pre-eminent dealer services provider by leveraging the great product and strong technical capabilities of UCS while continuing to build on Reynolds' relentless focus on serving our customers.

 "The transaction we are announcing today is consistent with the objective Reynolds announced in July of delivering substantial shareholder value," O'Neill said. "Our shareholders will receive a substantial and immediate premium on their investment.

"The merger also creates a dealer services powerhouse that is uniquely positioned to deliver the outcomes that dealers need to succeed.

"As we go forward, we will continue to execute on our initiatives, announced on July 21, to drive growth and productivity. With this merger, we will leverage UCS technology and build on Reynolds' products and our legacy of serving dealers with dedication, innovation and experience," O'Neill said.

O'Neill said that Reynolds is committed to protecting customers' investments regardless of the platforms they are currently using, including the 10,000 customers on the REYNOLDSYSTEM(TM).

Bob Brockman, UCS chairman and CEO, said, "Reynolds has distinguished itself in the marketplace through its commitment to helping dealers succeed in selling and servicing more cars and by measuring its success by dealers' success. We are proud to bring forward our solutions to build on Reynolds' great tradition of customer focus."


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Reynolds was founded in Dayton as a business forms printing company in 1866. It began serving dealers in 1927 with standardized accounting forms. UCS was founded in Houston and provides fully integrated dealership management systems solutions to some of the largest dealerships in the United States.

"Meeting our customer commitments continues to be our top priority," O'Neill said. "We will integrate the two organizations, putting the right resources against the right needs to better serve our customers and grow our business. Details on how we will accomplish the integration will be determined as we fully develop our plan.

"Associates at both companies will see new opportunities, additional responsibilities, and professional challenges," he said.

Reynolds expects to schedule a special meeting of its shareholders during the fourth calendar quarter of 2006 to vote on the transaction.

The transaction is being financed by a combination of equity primarily from a group of investors led by the Goldman Sachs Capital Partners, Vista Equity Partners, and others, with debt provided by Deutsche Bank and Credit Suisse.

JPMorgan served as financial advisor to Reynolds and Reynolds, and Wachtell Lipton Rosen and Katz served as its legal advisor. UCS was advised by Credit Suisse, and Skadden, Arps, Slate, Meagher & Flom LLP served as its legal advisor.



CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contain forward looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by the company may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Reynolds may be unable to obtain shareholder approval required for the transaction; (2) Reynolds may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Reynolds or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) Reynolds may be unable to achieve cost reduction and revenue growth plans; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Reynolds or its subsidiaries may be different from what the parties expect; (7) the businesses of Reynolds may suffer as a result of uncertainty surrounding the transaction; (8) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (9) Reynolds may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause actual results to differ materially from those expressed or implied are discussed under "Risk Factors" in the Business section of our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT REYNOLDS
Reynolds and Reynolds (WWW.REYREY.COM) has helped automobile dealers sell cars and take care of customers since 1927. Today, more than 15,000 dealers worldwide rely on Reynolds to help run their dealerships. In the U.S. and Canada, the REYNOLDSYSTEM(TM) combines comprehensive solutions,


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experienced people and proven practices that drive total dealership performance through a full range of retail Web and customer relationship management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services. Internationally, Reynolds serves dealers in more than 35 countries through a broad range of retailing solutions and consulting services.

ABOUT UNIVERSAL COMPUTER SYSTEMS

Universal Computer Systems offers a comprehensive solution for the computing and business needs of automobile dealerships. The company is the leader in innovation for dealership computer systems. Throughout the 1980s, 1990s, and into the new millennium, Universal Computer Systems has been the first to introduce many of the dealership software applications available today. As a result of this aggressive software development, Universal Computer Systems meets and exceeds every dealership software need.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, a proxy statement of Reynolds and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REYNOLDS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Reynolds at http://www.sec.gov, SEC's Web site. Free copies of Reynolds' SEC filings are also available on Reynolds' Web site at www.reyrey.com.


PARTICIPANTS IN THE SOLICITATION

Reynolds and its executive officers and directors and Universal Computer Systems may be deemed, under SEC rules, to be participants in the solicitation of proxies from Reynolds' shareholders with respect to the proposed transaction. Information regarding the officers and directors of Reynolds is included in its definitive proxy statement for its 2006 annual meeting filed with SEC on May 15, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

                                      ###

CONTACT INFO:

REYNOLDS                                  UNIVERSAL COMPUTER SYSTEMS

MEDIA

Mark Feighery                             Trey Hiers
937.485.8107                              713.718.1800
MARK_FEIGHERY@REYREY.COM                  TREYHIERS@UNIVERSALCOMPUTERSYSTEMS.COM


INVESTORS

John E. Shave
937.485.1633
JOHN_SHAVE@REYREY.COM


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